Exhibit 32


                CERTIFICATIONS PURSUANT TO THE SARBANES OXLEY ACT

                                  Certification

     Each of the undersigned officers of the Mycom Group, Incorporated (the "Company"), certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Company's report Form 10-QSB for the quarterly period ended June 30, 2006, as filed with the United States Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     This Certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed "filed" by the Company for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

August 21, 2006                             /s/ Earnest Mathis
                                            -----------------------
                                            Chief Executive Officer


     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.